                                                            Exhibit 99(a)

                              ADESA Corporation

                  Index to Consolidated Financial Statements


                  Years ended December 31, 1994, 1993 and 1992


                                  Contents

Report of Independent Auditors .........................................F-1

Audited Consolidated Financial Statements

Consolidated Balance Sheets ............................................F-2
Consolidated Statements of Income ......................................F-4
Consolidated Statements of Shareholders' Equity.........................F-5
Consolidated Statements of Cash Flows ..................................F-6
Notes to Consolidated Financial Statements .............................F-8

                         Report of Independent Auditors


The Board of Directors and Shareholders
ADESA Corporation

We have audited the accompanying consolidated balance sheets of ADESA Corporation as of December 31, 1994 and 1993, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ADESA Corporation at December 31, 1994 and 1993, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.



                                                  Ernst & Young LLP

February 9, 1995, except for
  Note 14, as to which the date
  is February 23, 1995

                              ADESA Corporation

                         Consolidated Balance Sheets
                                                       December 31
                                                  1994             1993
                                             -------------------------------
Assets
Current assets:
     Cash and cash equivalents               $ 10,203,992      $ 11,902,141
     Trade receivables, less allowances
       of $1,054,872 in 1994 and
       $116,892 in 1993                        48,790,083        22,330,319
     Accounts receivable, related parties         405,984           563,188
     Other current assets                       4,231,166         1,836,355
                                             -------------------------------
Total current assets                           63,631,225        36,632,003

Property and equipment:
     Land                                      23,493,707        16,611,091
     Buildings                                 23,427,232        16,816,888
     Land improvements                         17,689,729        14,447,682
     Autos and trucks                           5,674,504         3,786,942
     Furniture, fixtures and equipment          5,651,839         4,031,341
     Construction in progress                   4,965,265         4,170,279
                                             -------------------------------
                                               80,902,276        59,864,223
     Less accumulated depreciation              9,788,055         6,964,099
                                             -------------------------------
                                               71,114,221        52,900,124

Intangible assets:
     Goodwill                                  31,323,126        28,393,675
     Customer lists                             8,456,966         6,640,300
     Other                                      9,264,954         8,271,369
                                             -------------------------------
                                               49,045,046        43,305,344
     Less accumulated amortization             10,473,533         7,632,931
                                             -------------------------------
                                               38,571,513        35,672,413

Other assets                                      407,388           321,245
                                             -------------------------------
Total assets                                 $173,724,347      $125,525,785
                                             ===============================

                                   F-2

                                                         December 31
                                                  1994                1993
                                             --------------------------------
Liabilities and shareholders' equity
Current liabilities:
     Accounts payable                        $  23,068,467     $  13,713,033
     Accrued expenses                            3,679,331         1,829,084
     Notes payable                              20,647,135           377,700
     Current portion of long-term debt           4,994,649         4,538,852
                                             --------------------------------
Total current liabilities                       52,389,582        20,458,669


Long-term debt, less current portion            34,276,936        32,371,481


Capital lease obligation                         3,617,573                 -


Deferred income taxes                              452,113           530,563

Minority interest in equity of subsidiaries      1,289,280         1,297,777

Shareholders' equity:
     Preferred stock, without par value:
          Authorized shares - 5,000,000
          No shares issued and outstanding               -                 -
     Common stock, without par value:
          Authorized shares - 40,000,000
          Issued and outstanding shares -
               11,102,166 in 1994 and
               10,894,675 in 1993               66,162,853        62,967,603
     Retained earnings                          15,751,929         7,968,813
     Cumulative translation adjustment            (215,919)          (69,121)
                                             --------------------------------
Total shareholders' equity                      81,698,863        70,867,295
                                             --------------------------------
Total liabilities and shareholders' equity    $173,724,347      $125,525,785
                                             ================================



See accompanying notes.


                            ADESA Corporation

                    Consolidated Statements of Income

                                           Year ended December 31
                                   1994             1993              1992
                               ----------------------------------------------
Operating revenues             $94,129,173      $70,135,948      $45,689,640
Operating expenses:
     Direct                     35,615,106       27,654,981       18,536,643
     Selling, general and
      administrative:
          Operating             35,587,921       24,424,570       14,456,544
          Related parties          180,000          295,000          355,600
          Depreciation           3,450,476        2,770,256        2,451,564
          Amortization           3,743,345        3,625,970        2,576,317
                               ----------------------------------------------
                                78,576,848       58,770,777       38,376,668
                               ----------------------------------------------
Operating income                15,552,325       11,365,171        7,312,972

Other income (expense):
     Interest income               694,262          181,733          453,615
     Interest expense           (4,147,133)      (2,576,810)      (2,399,636)
     Other, net                  1,347,012          756,843          428,738
                               ----------------------------------------------
                                (2,105,859)      (1,638,234)      (1,517,283)
                               ----------------------------------------------
Income before income taxes
 and extraordinary item         13,446,466        9,726,937        5,795,689
Income taxes                     5,663,350        3,915,657        1,737,000
                               ----------------------------------------------
Income before extraordinary
 item                            7,783,116        5,811,280        4,058,689
Extraordinary item -
 loss from early
 extinguishment of debt                  -                -          477,125
                               -----------      -----------      -----------
Net income                     $ 7,783,116      $ 5,811,280      $ 3,581,564
                               ==============================================
Earnings per share:
     Income before
      extraordinary item       $       .69      $       .60      $      0.51
     Extraordinary item                  -                -             0.06
                               ----------------------------------------------
     Net income                $       .69      $       .60      $      0.45
                               ==============================================

See accompanying notes.

                              ADESA Corporation

                Consolidated Statements of Shareholders' Equity

                                                                                      Employee
                                              Common Stock              Retained      Accounts
                                         Shares           Amount        Earnings      Receivable
                                     -----------------------------------------------------------
Balance at December 31, 1991                  -        $ 2,363,000    $   211,623      $       -
  Retirement of common stock                  -           (159,500)             -              -
  Dividends                                   -                  -       (539,268)             -
  Conversion to C corporations -
     transfer of retained earnings
     at April 1, 1992                         -          1,096,386     (1,096,386)             -
  Share exchanges:
     ADE Companies                    5,158,086                  -              -              -
     Indianapolis Auto
          Auction, Inc.               1,766,914         13,646,276              -              -
     Greater Buffalo Auto
          Auction, Inc.                  92,983          1,070,000              -              -
  Sale of common stock                2,094,500         21,172,186              -              -
  Advances to employees                       -                  -              -       (199,865)
  Net income                                  -                  -      3,581,564              -
                                     -------------------------------------------------------------
Balance at December 31, 1992          9,112,483         39,188,348      2,157,533       (199,865)
  Sale of common stock                1,650,000         21,107,193              -              -
  Net income                                  -                  -      5,811,280              -
  Collection of advances to
     employees                                -                  -              -        199,865
  Exchange of common stock for
     redeemable preferred stock         132,192          2,672,062              -              -
  Foreign currency translation
     adjustment                               -                  -              -              -
                                     -------------------------------------------------------------
Balance at December 31, 1993         10,894,675         62,967,603      7,968,813              -
  Exercise of stock options              12,500             91,250              -              -
  Share exchanges:
     Automotive Finance
       Corporation                      145,036          2,404,000              -              -
     R.A.D. Investments, Inc.            49,955            700,000              -              -
  Net income                                  -                  -      7,783,116              -
  Foreign currency translation
     adjustment                               -                  -              -              -
                                     -------------------------------------------------------------
Balance at December 31, 1994         11,102,166        $66,162,853    $15,751,929      $       -
                                     =============================================================

                                             Cumulative
                                             Translation
                                             Adjustment                       Total
                                             ------------------------------------------

Balance at December 31, 1991                 $       -                     $ 2,574,623
  Retirement of common stock                         -                        (159,500)
  Dividends                                          -                        (539,268)
  Conversion to C corporations -
     transfer of retained earnings
     at April 1, 1992                                -                               -
  Share exchanges:
     ADE Companies                                   -                               -
     Indianapolis Auto
          Auction, Inc.                              -                      13,646,276
     Greater Buffalo Auto
          Auction, Inc.                              -                       1,070,000
  Sale of common stock                               -                      21,172,186
  Advances to employees                              -                        (199,865)
  Net income                                         -                       3,581,564
                                             ------------------------------------------
Balance at December 31, 1992                         -                      41,146,016
  Sale of common stock                               -                      21,107,193
  Net income                                         -                       5,811,280
  Collection of advances to employees                -                         199,865
  Exchange of common stock for
     redeemable preferred stock                      -                       2,672,062
  Foreign currency translation adjustment      (69,121)                        (69,121)
                                             ------------------------------------------
Balance at December 31, 1993                   (69,121)                     70,867,295
  Exercise of stock options                          -                          91,250
  Share exchanges:
     Automotive Finance
       Corporation                                   -                       2,404,000
     R.A.D. Investments, Inc. 4                      -                         700,000
  Net income                                         -                       7,783,116
  Foreign currency translation
     adjustment                               (146,798)                       (146,798)
                                             ------------------------------------------
Balance at December 31, 1994                 $(215,919)                    $81,698,863
                                             ==========================================

See accompanying notes.

                              ADESA Corporation

                    Consolidated Statements of Cash Flows

                                             Year ended December 31
                                        1994          1993          1992
                                    -----------------------------------------
Operating activities
Net income                          $  7,783,116  $ 5,811,280     $3,581,564
Adjustments to reconcile net income
  to net cash provided by operating
  activities:
     Depreciation                      3,450,476    2,770,256      2,451,564
     Amortization                      3,743,345    3,625,970      2,576,317
     Deferred income taxes                 6,550      320,404        210,282
     Gain on disposal of property
       and equipment                    (888,019)    (351,312)       (59,194)
     Write-off of intangible assets            -            -        197,334
     Changes in operating assets
       and liabilities:
        Trade receivables            (17,179,102)  (4,062,521)    (3,408,038)
     Accounts receivable,
       related parties                   157,204       15,430        121,635
     Other current assets             (2,403,308)    (502,279)       510,555
     Accounts payable and
      accrued expenses                 9,167,137   (3,082,432)     8,551,018
                                    -----------------------------------------
     Net cash provided by
       operating activities            3,837,399    4,544,796     14,733,037

Investing activities
Purchase acquisitions:
Property and equipment                (5,219,431)  (6,874,479)    (4,453,026)
Intangibles and other net assets      (3,407,711)  (7,374,162)   (11,546,974)
Purchases of property and equipment  (14,239,112)  (3,766,660)   (12,063,775)
Proceeds from the sale of property
  and equipment                        2,224,578      932,523        560,772
Notes receivable, related parties              -            -      2,329,554
Other investing activities              (877,503)    (722,139)      (845,453)
Employee accounts receivable                   -      199,865       (199,865)
                                    -----------------------------------------
Net cash used by investing
  activities                         (21,519,179) (17,605,052)   (26,218,767)

                                   F-6

                                             Year ended December 31
                                        1994          1993          1992
                                   ------------------------------------------
Financing activities
Net change in notes payable         13,576,224      (1,152,300)   (6,092,501)
Proceeds from long-term debt        14,213,870       8,995,137    41,500,000
Payments on long-term debt:
     Banks                         (11,852,619)    (12,110,888)  (25,771,293)
     Related parties                         -               -   (11,944,431)
Proceeds from the sale of
     common stock                            -      21,107,193    21,172,186
Proceeds from the exercise of
     stock options                      91,250               -             -
Retirement of common stock                   -               -      (159,500)
Dividends paid                               -               -      (539,268)
                                   ------------------------------------------
Net cash provided by financing
     activities                     16,028,725      16,839,142    18,165,193
Effect of exchange rate changes
     on cash                           (45,094)         13,448             -
                                   ------------------------------------------
Net (decrease) increase in cash     (1,698,149)      3,792,334     6,679,463
Cash and cash equivalents at
     beginning of year              11,902,141       8,109,807     1,430,344
                                   ------------------------------------------
Cash and cash equivalents at
     end of year                   $10,203,992     $11,902,141   $ 8,109,807
                                   ==========================================

See accompanying notes.

                              ADESA Corporation

                  Notes to Consolidated Financial Statements

                              December 31, 1994


1. Basis of Organization and Acquisitions

ADESA Corporation (ADESA or the Company) owns and operates auto auctions through which used cars and other vehicles are sold to franchised automobiles dealers and licensed used car dealers. The Company also offers floorplan financing to the dealers as well as other miscellaneous services. ADESA was formed on April 22, 1992, through a share exchange agreement between ADESA, a group of companies under common ownership (the ADE Companies) and Indianapolis Auto Auction, Inc. (IAA). The combination was treated as a purchase transaction in which the ADE Companies, ADESA's predecessor, acquired IAA.

Effective April 22, 1992, ADESA offered and sold 2,094,500 shares of common stock for $11.50 per share in an initial public offering. Concurrent with the offering, ADESA refinanced approximately $42 million of debt. On September 24, 1993, ADESA offered and sold 1,650,000 shares of common stock for $13.75 per share in a secondary public offering.

IAA was acquired on April 22, 1992 through an exchange of 1,766,914 shares of ADESA common stock. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements since the date of acquisition. The purchase price of approximately $13,600,000 was allocated to the net assets acquired, including approximately $14,600,000 to goodwill, based upon the fair market value at the date of acquisition.

The Company acquired Greater Buffalo Auto Auction, Inc. in 1992 through a share exchange. The Company subsequently constructed an auction facility and operations began on September 22, 1992. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements from the date of acquisition. The purchase price of $1,070,000 was allocated to the assets acquired based upon the fair market value at the date of acquisition.

The Company acquired certain assets of Concord Auto Auction, Inc. and affiliated entities on November 5, 1992. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements from the date of acquisition. The purchase price of $16,000,000 was allocated to the assets acquired, including $7,627,000 to goodwill, based upon the fair market value at the time of the acquisition.

                              ADESA Corporation

1. Basis of Organization and Acquisitions (continued)

The Company acquired certain assets of Knoxville Auto Auction, Inc. and Lenoir City Auto Auction on June 3, 1993. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements from the date of acquisition. The purchase price of $827,000 was allocated to the assets acquired based upon the estimated fair market value at the time of acquisition.

ADESA (Montreal) Inc. (subsequently renamed ADESA Canada, Inc.) was formed by the Company to acquire certain assets of Montreal Auto Auction on August 17, 1993. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements from the date of the acquisition. The purchase price of $6,590,378 was allocated to the assets acquired, including $4,412,451 to goodwill, based upon the fair market value at the time of the acquisition.

Ottawa Auto Dealers Exchange, Inc. and Greater Halifax Auto Exchange Incorporated were acquired on December 1, 1993 for $1,909,695 and an exchange of 13,266 shares of ADESA Canada, Inc. common stock totaling $2,358,406, which are convertible into common stock of ADESA based on a formula and contingent upon the occurrence of certain events as set forth in the purchase agreement. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements since the date of acquisition. The total purchase price of $4,268,101 was allocated to the net assets acquired, including $1,902,840 to goodwill, based upon the fair market value at the date of acquisition.

On January 6, 1994, the Company acquired Automotive Finance Corporation (AFC), a finance company previously affiliated through common ownership, for 145,036 shares of ADESA common stock. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements since the date of acquisition. The purchase price was allocated to the net assets acquired, including $1,813,000 to goodwill, based upon the fair market value at the date of acquisition.

On February 9, 1994, the Company acquired certain assets of Gulf Coast Auto Auction, Inc. in Bradenton, Florida and renamed the auction ADESA Sarasota/Bradenton. The acquisition was recorded using the purchase method of accounting and the results of operations have been included in the consolidated financial statements since the date of acquisition. The purchase price of $2,750,000 was allocated to the assets acquired based upon the fair market value at the date of acquisition.

                              ADESA Corporation

1. Basis of Organization and Acquisitions (continued)

On February 28, 1994, the Company acquired certain assets of Northfield Auto Auction, Corp. in Cleveland, Ohio and renamed the auction ADESA Cleveland. The acquisition was accounted for using the purchase method of accounting and the results of operations have been included in the consolidated financial statements since the date of acquisition. The purchase price of $850,000 was allocated to the assets acquired based upon the fair market value at the date of acquisition.

On August 22, 1994, the Company paid $1,150,000 in exchange for a 51% ownership interest in ADESA - South Florida, LLC, which operates an auction in Miami, Florida. The Company is also responsible for managing the operations of this joint venture. The results of operations as well as the minority interest in the joint venture have been recognized in the consolidated financial statements since the commencement of operations. After July 31, 1998 the Company may, at its sole option, purchase the remaining 49% interest at the greater of fair market value or a price defined in the joint venture agreement.

On October 1, 1994, the Company acquired certain assets of R.A.D. Investments, Inc. which owned and operated an auction in Austin, Texas, in exchange for $1,900,000 and 49,955 shares of ADESA common stock. The acquisition was accounted for using the purchase method of accounting and the results of operations have been included in the consolidated financial statements since the date of acquisition. The total purchase price of $2,600,000 was allocated to the assets acquired based upon the fair market value at the date of acquisition.

The following unaudited pro forma financial information presents the results of operations as though the acquisitions occurred at the beginning of the year immediately prior to the year in which the transactions occurred. Pro forma information does not purport to be indicative of the results that actually would have been achieved had the acquisitions occurred at the beginning of those years.

                                            Year ended December 31
                                      1994         1993            1992
                                     -------      -------         -------
                                     (in thousands, except per share data)
Operating revenues                   $96,767      $81,104         $69,181
                                     =======      =======         =======
Income before extraordinary item     $ 7,584      $ 6,078         $ 5,999
                                     =======      =======         =======
Net income                           $ 7,584      $ 6,078         $ 5,522
                                     =======      =======         =======

Net income per share                 $  0.67      $  0.61         $  0.51
                                     =======      =======         =======

                              ADESA Corporation

2. Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of all subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash Equivalents

All highly liquid investments with maturities of three months or less when purchased are considered to be cash equivalents.

Trade Receivables and Payables

Trade receivables include the unremitted purchase price of automobiles sold at the auctions and fees to be collected from the buyers. Accounts payable include those amounts due sellers from the proceeds of the sale of their automobiles.

Trade receivables also include floorplan receivables created by financing dealer purchases of automobiles at the Company's auctions in exchange for a security interest in those automobiles.

Trade receivables also include amounts for services related to certain consigned automobiles in the Company's possession in accordance with contracts with several entities. These amounts are billed to the entities upon the eventual auction or other disposition of the related consigned automobiles.

Due to the nature of the Company's business, substantially all trade accounts receivable are due from automobile dealers. The Company has possession of car titles collateralizing a significant portion of the trade receivables.

The allowance for doubtful accounts is based on management's evaluation of the receivables portfolio under current conditions, the volume of the portfolio, overall portfolio quality, review of specific problems and such other factors which in management's judgment deserve recognition in estimating losses.

                              ADESA Corporation

2. Significant Accounting Policies

Property and Equipment

Property and equipment is stated on the basis of cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the respective assets.

Intangible Assets

Intangible assets consist of noncompete agreements, customer lists and acquisition and mortgage costs which are amortized over periods of three to fifteen years, and goodwill which is amortized over periods ranging from fifteen to forty years.

Revenues

Revenues and the related costs are recognized when the services are performed. Revenues include only the Company's fees for such services. Interest on floorplan receivables is based on the current prime rate and is recognized based on the number of days the vehicle remains financed.

Income Taxes

Prior to April 1, 1992, the shareholders of certain of the ADE Companies had elected under Subchapter S of the Internal Revenue Code to include the income of the ADE Companies in their own income for income tax purposes. Accordingly, all significant ADE Companies were not subject to federal and state income taxes until that date.

Foreign Currency Translation

Results of operations for foreign subsidiaries are translated into U.S. dollars using the average exchange rates during the period. Assets and liabilities are translated into U.S. dollars using the exchange rate at the balance sheet date, except for intangibles and fixed assets, which are translated at historical rates. Resulting translation adjustments are recorded in the cumulative translation adjustment section of shareholders' equity.

Extraordinary Item

In connection with the initial public offering and debt refinancing, the Company realized a loss on the early extinguishment of debt. The loss, consisting of prepayment penalties and accelerated amortization of capitalized debt issuance costs and debt discount, aggregated $795,000 and has been reported net of the applicable income tax benefit of $318,000.

                              ADESA Corporation

2. Significant Accounting Policies (continued)

Per Share Disclosures

Earnings per share are based on the weighted average number of shares of common stock outstanding. The weighted average number of shares outstanding, including the effect of dilutive stock options, was 11,275,232, 9,672,584 and 7,892,740 shares for 1994, 1993, and 1992, respectively.

Financial Instruments

All financial instruments in the accompanying financial statements are stated at cost which approximates market value.

3. Allowance for Doubtful Accounts

An analysis of the allowance for doubtful accounts is as follows:

                                                  Year ended December
                                            1994         1993        1992
                                         ----------    --------     -------
     Balance at beginning of year        $  116,892    $ 73,360     $55,000

     Provision for bad debts              1,085,039     168,114      78,391

     Uncollectible accounts written off    (147,059)   (124,582)    (60,031)
                                         ----------    --------     -------

     Balance at end of year              $1,054,872    $116,892     $73,360
                                         ==========    ========     =======

4. Related Party Transactions

The Company enters into transactions in the ordinary course of business with entities wholly or partially owned by the principal shareholder. As a result, the Company had receivables from related parties of approximately $170,000 and $403,000 at December 31, 1994 and 1993, respectively. The Company also had receivables from employees approximating $236,000 and $160,000 at December 31, 1994 and 1993, respectively.

The principal shareholder is a trustee of a qualified charitable organization that collects funds and distributes the funds to other charitable organizations. During 1994, 1993 and 1992, the Company made charitable contributions of $155,000, $25,000 and $283,600, respectively, to the related charitable organization.

                              ADESA Corporation

4. Related Party Transactions (continued)

The Company leases its principal offices from an entity wholly-owned by the principal shareholder. The lease requires monthly payments of $12,000 and expires on December 31, 1995.

The Company entered into agreements with an entity wholly-owned by the principal shareholder to lease certain equipment used in daily operations. The operating leases were month-to-month leases. The Company incurred expense of $352,300 for the leases during 1992. The assets were purchased by the Company during 1992 for their estimated fair value of $276,000.

The Company advanced the principal shareholder approximately $3,406,000 for construction costs related to an auction facility used by the Company from May 1994 to December 1994. The facility was sold to an unrelated third party, and the loan was paid in full in December 1994.

During 1994, the Company sold property to an entity affiliated through common ownership at a gain of approximately $640,000. The selling price was based upon the average of two independent appraisals of the property.

The Company paid $80,000 and $126,000 to a former director for certain promotional activities in 1994 and 1993, respectively.

The Company leases its Austin, Texas auction facility pursuant to an operating lease from the general manager of that facility. The lease is for a fifteen year term and requires monthly payments of $15,000, adjusted periodically at the end of five years based on certain inflation indices. The agreement also contains renewal options of up to twenty years and allows the Company to purchase property at its fair market value at the end of ten years.

                              ADESA Corporation

5. Credit Arrangements

Long-term debt consisted of the following:

                                                      December 31
                                                 1994            1993
                                             ----------------------------
Floating rate option notes                   $24,670,002    $29,050,998

Borrowings on ADESA Revolver, bearing
interest at either the bank's prime plus
0% to .5% or LIBOR plus 1.5% to 2.25%
contingent upon financial performance,
maturing on May 31, 1996                      13,900,000              -
Mortgage note payable, with interest
accruing at the bank's prime rate; monthly
principal payments due through April, 2010       375,158        973,302

Senior subordinated note, repaid during 1994           -      5,000,000

Revolving line of credit, repaid during 1994           -      1,784,976

Other                                            326,425        101,061
                                             ---------------------------
                                              39,271,585     36,910,322
                                               4,994,649      4,538,852
                                             ---------------------------
                                             $34,276,936    $32,371,421
                                             ===========================

Notes payable consisted of the following:

                                                      December 31
                                                 1994            1993
                                             ----------------------------
Borrowings on Line of Credit, bearing
interest at the bank's prime plus 0% to
 .5% contingent upon financial performance,
 maturing on May 31, 1995                     $11,625,000       $      -
Borrowings on AFC Revolver, bearing
interest at either the bank's prime plus
0% to .5% or LIBOR plus 1.5% to 2.25%
contingent upon financial performance,
maturing on May 31, 1995                        9,000,000              -
Other                                              22,135        377,700
                                              ---------------------------
                                              $20,647,135       $377,700
                                              ===========================

                              ADESA Corporation

5. Credit Arrangements (continued)

The Company issued $35,000,000 of floating rate option notes (Notes) on April 22, 1992, which are collateralized by an irrevocable direct pay letter of credit (Letter of Credit). The proceeds were used to retire various other debt facilities. The Notes amortize over a seven-year period, with a final maturity on April 1, 1999 and the interest rate resets every seven days. The effective interest rate on the Notes at December 31, 1994 was 8.84%. The Company is required to make increasing monthly deposits of $388,000 up to $533,000 over the remaining life of the Notes into a sinking fund to provide for the periodic repayment of the Notes.

The Letter of Credit, an $18 million working capital line of credit (Line of Credit), a $22 million ADESA Revolver and a $12 million AFC Revolver were issued pursuant to a credit agreement with a commercial bank. The Line of Credit requires a monthly paydown while borrowings under the AFC Revolver are limited to the lesser of $12 million or a percentage of eligible receivables, as defined in the credit agreement. As of December 31, 1994, $6,375,000 of the Line of Credit, $8.1 million of the ADESA Revolver and $2.4 million of the AFC Revolver were available for use by the Company. The weighted average borrowing rate on these short term borrowings was 7.93% and 6.75% at December 31, 1994 and 1993, respectively. The Letter of Credit, Line of Credit, ADESA Revolver and AFC Revolver are collateralized by substantially all of the Company's assets.

At December 31, 1994, aggregate future principal payments on long-term debt are as follows:
                    1995                $ 4,994,649
                    1996                 19,062,698
                    1997                  5,688,465
                    1998                  6,050,459
                    1999                  3,222,491
                    Thereafter              252,823
                                        -----------
                                        $39,271,585
                                        ===========

Interest paid was approximately $3,898,000, $2,604,000 and $2,645,000 for 1994,
1993, and 1992, respectively.

The Company has agreed to certain restrictions which, among other things, require minimum levels of current ratio, total indebtedness to earnings (as defined in the credit agreement) and tangible net worth. The credit agreements also place restrictions on issuing

                              ADESA Corporation

5. Credit Arrangements (continued)

new debt, mergers and acquisitions, sales of all or substantially all of the Company's assets, purchases or retirements of the Company's capital stock, payment of dividends and capital expenditures.

6. Leasing Agreements

In November 1994, the Company executed three operating lease arrangements for auction facilities located in North Carolina, Massachusetts and Tennessee with an unrelated third party. The term for each of the three leases is for five years (all commencing on August 1, 1995) with no renewal options. However, during April, 1999, the Company has the option to purchase the leased facilities at a collective price of $26,500,000. In the event the Company does not exercise its option to purchase, it is required to guarantee any deficiency in sales proceeds the lessor realizes in disposing of the leased properties should the selling price fall below $25,705,000. The Company receives any excess sales proceeds over the option price.

The Company has guaranteed the payment of principal and interest on the lessor's indebtedness which consists of $25,705,000 mortgage notes payable, due August 1, 2000. Interest on the notes accrues at 9.82% per annum and is payable monthly beginning on January 1, 1995. The Company has also guaranteed the completion of construction which will take place at these properties during 1995.

The Company executed a capital lease agreement on February 28, 1994 for land and a building with monthly payments of $19,167 due through February 28, 1998. A balloon payment of $3,900,000 is due upon expiration of the lease. Land and buildings at December 31, 1994 includes $2,957,652 and $1,361,658, respectively, in relation to this lease agreement.

                              ADESA Corporation

6. Leasing Agreements (continued)

The Company leases other properties in addition to those listed above pursuant to operating lease agreements with terms expiring through March 1, 1999. Total future minimum lease payments as of December 31, 1994 for all operating and capital lease arrangements are as follows:

                                             Operating
                              Total           Leases          Capital Lease
                           -----------     -----------        -------------
     1995                  $ 2,289,438     $ 2,059,434        $  230,004
     1996                    3,844,299       3,614,295           230,004
     1997                    3,799,917       3,569,913           230,004
     1998                    3,736,638       3,506,634           230,004
     1999                    7,010,639       3,072,305         3,938,334
   Thereafter                2,646,760       2,646,760                 -
                           -----------     -----------        ----------
                           $23,327,691     $18,469,341         4,858,350
                           ===========     ===========        ==========
     Amounts representing
       interest                                                1,240,777
                                                              ----------
                                                              $3,617,573
                                                              ==========

Total rent expense was $1,240,000, $465,400 and $196,000 for 1994, 1993 and
1992, respectively.

7. Shareholders' Equity

The Company has authorized 5,000,000 shares of preferred stock which remains unissued at December 31, 1994. The Board of Directors of the Company has not yet determined the preferences, qualifications, relative voting or other rights of the authorized shares of preferred stock.

The Company had issued, through one of its subsidiaries, 2,166,667 shares of redeemable preferred stock. The Company redeemed all outstanding shares of the non-voting preferred stock on December 16, 1993 in exchange for 132,192 shares of common stock. The exchange was based on the market value of the common stock at the time of the exchange and the fair value of the preferred stock as determined by a third party appraisal.

Prior to April 22, 1992, the ADE Companies consisted of separate corporations affiliated through common ownership and control. The capital structures of the entities were similar and not complex, and therefore were combined on the balance sheet. Due to the separate

                              ADESA Corporation

7. Shareholders' Equity (continued)

capital structures, presentation of the number of shares of common stock authorized, issued and outstanding is deemed not meaningful. In connection with the conversion of the various S corporations to C corporations, retained earnings of S corporations as of April 1, 1992 were transferred to common stock.

The Company has an incentive stock option plan for which 1,000,000 shares of common stock are reserved. In accordance with the plan, options are granted with exercise prices equivalent to the market price of the underlying common stock on the date of grant.

The following table summarizes option activity pursuant to the plan:

                                               Number of         Exercise
                                                Shares            Price
                                               -----------------------------
Options outstanding at December 31, 1992       263,000        $7.00 - $11.50
     Granted                                   244,500        $9.50 - $15.63
     Canceled                                  (25,500)       $7.00 - $13.25
                                               -------

Options outstanding at December 31, 1993       482,000        $7.00 - $15.63
     Granted                                   392,450       $13.25 - $14.25
     Canceled                                  (85,000)       $7.00 - $15.63
     Exercised                                 (12,500)       $7.00 -  $9.50
                                               -------

Options outstanding at December 31, 1994       776,950        $7.00 - $15.63
                                               =======

Options exercisable at December 31, 1994        42,400        $7.00 - $12.75
                                               =======

8. Income Taxes

Effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes." As permitted by the new rules, prior years financial statements have not been restated. The effect of the accounting change was not material to operating results or the financial position of the Company.

                              ADESA Corporation

8. Income Taxes (continued)

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. These differences relate primarily to depreciation of property and equipment, amortization of certain intangible assets over longer periods for financial reporting purposes, and allowances for bad debts recognized for financial reporting purposes but not yet deductible for tax purposes.

Significant components of the provision for income taxes attributable to continuing operations are as follows:

                                                  1994                1993
                                               ----------          ----------
Current:
     Federal                                   $3,553,821          $2,629,811
     Foreign                                      951,873             258,955
     State                                      1,151,106             706,487
                                               ----------          ----------
                                                5,656,800           3,595,253
Deferred (credit):
     Federal                                       17,806             218,260
     Foreign                                      104,676              40,288
     State                                       (115,932)             61,856
                                               ----------          ----------
                                                    6,550             320,404
                                               ----------          ----------
                                               $5,663,350          $3,915,657
                                               ==========          ==========

The reconciliation of the statutory federal income tax rate to the Company's effective tax rate is as follows:

                                                   1994               1993
                                                  ------             ------
Tax at U.S. statutory rates                       34.0%               34.0%
State income taxes, net of federal tax benefit     5.1                 5.2
Amortization of nondeductible goodwill             2.8                 2.4
Foreign tax rates                                  1.3                 0.5
Other, net                                        (1.1)               (1.8)
                                                  -----               -----
                                                  42.1%               40.3%
                                                  =====               =====

Undistributed earnings of the Company's foreign subsidiaries were approximately $1,908,000 at December 31, 1994. Those earnings are considered to be indefinitely reinvested, and, accordingly, no provision for U.S. federal and state income taxes has been provided thereon. Upon distribution of those earnings in the form of dividends or otherwise, the Company would be subject to both U.S. income tax (subject to an

                              ADESA Corporation

8. Income Taxes (continued)

adjustment for foreign tax credits) and withholding taxes payable to Canada. Determination of the amount of unrecognized deferred U.S. income tax liability is not practical due to the complexities associated with its hypothetical calculations; however, unrecognized foreign tax credit carryforwards would be available to reduce some portion of the U.S. liability. Withholding taxes of approximately $190,800 would be payable upon remittance of all previously unremitted earnings at December 31, 1994.

Cash paid for income taxes during 1994, 1993 and 1992 was approximately $4,558,000, $3,098,000 and $1,304,000, respectively.

9. Geographic and Business Segments

The Company acquired its Canadian operations in late 1993 through its acquisitions of auctions in Montreal, Ottawa and Halifax. United States and Canadian operations were as follows:

                                                  1994               1993
                                              ------------       ------------
Operating revenue from unaffiliated
  customers:
     United States                            $ 82,182,964       $ 67,527,284
     Canada                                     11,946,209          2,608,664
                                              ------------       ------------
     Consolidated                             $ 94,129,173       $ 70,135,948
                                              ============       ============

Income before income taxes:
     United States                            $ 10,936,679       $  8,973,211
     Canada                                      2,509,787            753,726
                                              ------------       ------------
     Consolidated                             $ 13,446,466       $  9,726,937
                                              ============       ============

Total assets:
     United States                            $154,302,073       $108,739,840
     Canada                                     19,422,274         16,785,945
                                              ------------       ------------
     Consolidated                             $173,724,347       $125,525,785
                                              ============       ============

Selected 1994 income data by business segment data is as follows:

                                    Auction        Financial
                                   Services        Services         Total
                                  -----------     ----------     -----------
     Operating revenues           $90,436,171     $3,693,002     $94,129,173
                                  ===========     ==========     ===========

     Operating income             $13,087,805     $2,464,520     $15,552,325
                                  ===========     ==========     ===========

                              ADESA Corporation

9. Geographic and Business Segments (continued)

Total assets presented by business segment and inclusive of the Company's headquarters as of December 31, 1994 were as follows:

     Auction services                             $145,747,391
     Financial services                             17,950,221
     Corporate headquarters                         10,026,735
                                                  ------------
                                                  $173,724,347
                                                  ============

10. Benefit Plan

During 1994, the Company adopted a defined contribution 401(k) plan which covers substantially all employees. Participants are generally allowed to make nonforfeitable contributions, up to 15% of their annual salary. The Company currently matches 50% of the amounts contributed by each individual participant, up to 6% of the participant's compensation, up to a maximum of $1,000. Participants are not vested in the Company's contributions until after completion of five years of service, at which time they become fully vested.

11. Major Customers

The Company derives a significant amount of revenue from three major customers. In 1994, revenues from the three customers accounted for 21%, 19% and 3% of total revenues. In 1993, revenues from the three customers accounted for 18%, 16% and 4% of total revenues. In 1992, revenues from the three customers accounted for 33%, 15% and 7% of total revenues.

12. Commitments and Contingencies

The Company stores a significant number of automobiles owned by various entities and consigned to the Company to be auctioned. The Company is contingently liable for each consigned automobile until the eventual sale or other disposition. Insurance coverage is maintained on the consigned automobiles. At December 31, 1994, the Company had approximately 25,000 automobiles on consignment, no more than 7,000 of which were stored at any one location. These automobiles are consigned to the Company and are therefore not included in the consolidated balance sheets.

                              ADESA Corporation

12. Commitments and Contingencies

In November 1994, the Company agreed to acquire certain real estate for a purchase price of $1 million (subject to rezoning and site plan approval) and committed to spend an additional $3.9 million for various site work. In connection with the real estate purchase, the Company is responsible for any potential future environmental cleanup costs which may arise with respect to this property, up to $1 million.

The Company agreed to sell its auction facility located in Massachusetts for $8,250,000 during 1994. The sale is pending as of December 31, 1994 (subject to zoning approval) and will close upon the Company's new leased facility in that state (see Note 6) becoming ready for occupancy in May 1995.

13. Quarterly Results of Operations (Unaudited)

Quarterly results of operations are summarized as follows (in thousands, except per share data):

                                          Quarter Ended
                         March 31     June 30     September 30       December 31
                         --------     -------     ------------       -----------
1994
- ----
Operating revenues       $21,571      $23,539       $23,868          $25,151
Gross profit              13,263       14,983        14,986           15,282
Net income                 1,974        2,472         1,970            1,367
Net income per share         .18          .22           .18              .12

1993
- ----

Operating revenues       $17,575      $17,771       $16,712          $18,078
Gross profit              11,145       10,883        10,109           10,344
Net income                 1,789        1,555         1,194            1,273
Net income per share         .20          .17           .13              .12

                              ADESA Corporation

14. Subsequent Events

On February 23, 1995 the Company announced that its Board of Directors had approved a definitive merger agreement with Minnesota Power & Light Company
(MPL), a diversified electric company headquartered in Duluth, Minnesota. The agreement provides that, upon consummation of the merger, and upon purchase by MPL of additional newly issued shares of the Company's common stock, MPL will own 80% of the issued and outstanding capital stock of the Company and certain officers of the Company will own the remaining 20%. The merger is subject to shareholder approval by the Company's shareholders and the satisfaction of various other customary conditions. If approved, it is expected that the merger will be completed in the second quarter of 1995.